Exhibit 10.1

PURCHASE AND SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 21st day of January 2010.

AMONG:

CATALYST GROUP HOLDING INCORPORATED, f/k/a Pop Starz Ventures 3, Inc.  a Delaware corporation, located at  1201 Hays Street, Tallahassee, Florida  32301 (“Catalyst”)

AND:

Real Estate Promotional Services, Inc., a Florida corporation located at 334 E. Campbell Ave.  (“Company”),

AND:

Jeff Crowe  (“Selling Shareholder”)

WHEREAS:

A.	Catalyst will acquire all of the issued and outstanding shares of common stock of Company as more fully set forth herein; and

B.	The Selling Shareholders are the registered and beneficial owners of all of the issued and outstanding shares of the Company’s common stock( “ Common Stock” or “Company Shares”);

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

DEFINITIONS

Definitions

1.1          The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Closing” shall mean the completion of the Transaction, in accordance with this Agreement ,  which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and subject to the satisfaction or waiver by Catalyst, the Selling Shareholders and the Company of the conditions precedent set out in Sections 5 and 6 respectively;

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Company” shall mean Real Estate Promotional Services, Inc., any predecessor entity, including  but not limited to any predecessor entity including those assets and business operations of Real Estate Promotions and the business operations of the Selling Shareholder.

“Convertible Debenture” shall mean the instrument to be executed by Catalyst in consideration for the purchase of the Common Stock.

“Common Stock” refers to all of the issued and outstanding equity securities of the Company. Also referred to as “Company Shares”

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

“Selling Shareholder” are those shareholders set forth on Schedule 1 executing this Agreement as may be amended time to time prior to Closing

“Shareholders” are those shareholders set forth on Schedule 1 owning all of the outstanding equity securities of Company.

“SEC” shall mean the Securities and Exchange Commission;

“Securities Act” shall mean the United States Securities Act of 1933, as amended;

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

“Transaction” shall mean the purchase of the Company Shares by Catalyst from the Selling Shareholders in consideration for the payment of the Purchase Price.

“Purchase Price” shall mean the sum of $250,000

1.2	Schedules

The following schedules are attached to and form part of this Agreement

Schedule 1                      List of Shareholders and Outstanding securities

Schedule 2                      Financial Statements

Schedule 3                      Convertible Debenture

2.	THE OFFER, PURCHASE AND SALE OF SHARES

2.1	Offer, Purchase and Sale of the Common Stock.

Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Catalyst, and Catalyst  hereby covenants and agrees to purchase from the Selling Shareholders the Common Stock held by the Selling Shareholders.

2.2	Consideration

As consideration for the sale of the Company Shares by the Selling Shareholders to Catalyst , Catalyst shall issue a  Convertible Debenture in the amount of $250,000 to the Shareholder.     (Schedule 3)

2.3	Share Exchange Procedure and Representations

The Selling Shareholder shall deliver the Company Shares to Catalyst duly endorsed and duly executed and endorsed in blank (or accompanied by duly executed stock power duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Catalyst Shares to the holder thereof.

2.4           Operations Pending Closing

In order to ensure the continued operations of the Company and to insure the ongoing business operations of the Company,  immediately upon execution of this Agreement,  Catalyst shall have the right,  but not the obligation,  to designate the chief financial officer and a director of the Company.   Said designee shall have the rights  to manage the Company’s financial operations, contractual commitments,  funding and banking requirements.

                2.5           Closing Date

The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

3.           REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE  SELLING SHAREHOLDER

As of the Closing, Company and the Selling Shareholder, jointly and severally, represent and warrant to Catalyst, and acknowledge that Catalyst is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Catalyst, as follows:

3.1	Organization and Good Standing

Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has the requisite corporate Company and authority to own, lease and to carry on its business as now being conducted.  Company is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Company owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Company taken as a whole.

3.2           Authority

Company has all requisite corporate Company and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Company Documents”) to be signed by Company and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Company Documents by Company and the consummation of the transactions contemplated hereby have been duly authorized by Company’s board of directors.  No other corporate or shareholder proceedings on the part of Company is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Company Documents when executed and delivered by Company as contemplated by this Agreement will be, duly executed and delivered by Company and this Agreement is, and the other Company Documents when executed and delivered by Company as contemplated hereby will be, valid and binding obligations of Company enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3	Capitalization of Company

           As of the date of this Agreement, and as of the Closing Date, all of the issued and outstanding shares of the Company’s Common Stock  or other  securities of Company  will have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the state of Florida.   There are no agreements purporting to restrict the transfer of the Company Shares,  no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Company Shares.  Except as set forth on Schedule 1, there are, and will not be at Closing,  any equity securities issued or issuable or other securities which can be converted into any class of  equity securities of Company.

3.4           Title and Authority of Selling Shareholders

Each of the Selling Shareholders is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to the Company Shares  held by it and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such Company Shares  held by such Selling Shareholders have been duly and validly issued and are outstanding as fully paid and non-assessable equity shares in the capital of Company.  Each of the Selling Shareholders has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Company Shares  held by it.

3.5	Shareholders of Company

As of the Closing Date, Schedule 1 will contain a true and complete list of the Selling Shareholders and the number of Company Shares owned by the Selling Shareholders. There are no other shareholders, warrant holders or option holders of Company. There is no person or entity entitled to receive any equity securities, warrants, options or other instruments that may be converted into equity securities of Company and that there are no outstanding options, warrants or other securities as of the date hereof and as of the Closing Date.

Each of the Selling Shareholders is either an accredited or sophisticated investor.  Each of the Selling Shareholders has received satisfactory answers to any questions submitted to Catalyst.  Each of the Selling Shareholders has reviewed the Catalyst filings as submitted to the United States Securities and Exchange Commission.  Each Selling Shareholder has had the opportunity to have this Agreement reviewed by legal counsel.

3.6	Corporate Records of Company

The corporate records of Company, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Company is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Company.

3.7	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Company or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Constitution, Articles of Incorporation or bylaws of Company, any of its subsidiaries (if applicable) or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Company, any of its subsidiaries or any of their respective material property or assets.

(d)
Until the Closing Date no officer, director, affiliate or principal shareholder of  the  Company will solicit or entertain offers for the possible sale, acquisition, merger or similar transaction in connection with the operations of the Company’s  business or assets.

3.8	Actions and Proceedings

There is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Company, any prexisting entity or which involves any of the business, or the properties or assets of the Company.

3.9	Compliance

(a)
The  Company is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Company;

(b)	The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Company Material Adverse Effect; and

(c)
Company has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Company, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(c)
Company has operated in compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Company has not received any notice of any violation thereof, nor is Company aware of any valid basis therefore.

3.10	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Company  or the Selling Shareholders of the Transaction contemplated by this Agreement or to enable Catalyst to continue to conduct Company’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11	Financial Representations

The consolidated audited balance sheets for Company (and/or any predecessor entity) for its last two fiscal (the “Company Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Company Financial Statements”) to be supplied on or before the Closing Date will be:

(A)           in accordance with the books and records of Company;

(B)	present fairly the financial condition of Company as of the respective dates indicated and the results of operations for such periods; and

(C)	will have been prepared in accordance with U.S. GAAP.

The Company  has not received any advice or notification from its independent certified public accountants that Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Company Financial Statements or the books and records of Company, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Company accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Company.  Company has not engaged in any transaction, maintained any bank account, or used any funds of Company, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Company.

3.12	Absence of Undisclosed Liabilities

           At Closing the Company will not  have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $1,000, which:

(b)     did not arise in the regular and ordinary course of business under any agreement, contract,  commitment, lease or plan specifically disclosed in writing to Catalyst; or

(c)     have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Company Financial Statements

3.13	Tax Matters

(a)	As of the date hereof:

(i)
Company has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Company, and

(ii)	all such returns are true and correct in all material respects;

(b)
Company has paid,  all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Company Material Adverse Effect;

(c)
Company is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)
to the best knowledge of Company, the Company Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Company for the accounting period ended on the Company Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Company Accounting Date or for any profit earned by Company on or prior to the Company Accounting Date or for which Company is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Company Financial Statements.

3.14	Absence of Changes

Since the Company Accounting Date, Company has not:

(a)	incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Company or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $500;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.15	Absence of Certain Changes or Events

Since the date of the financial statements or audited financial statements,  there  will not have been:

(a)           any material change in the financial condition of Company;  or

(b)	any material change by Company in its accounting methods, principles or practices.

3.16	Personal and Property

All assets owned or controlled by the Selling Shareholder in connection with or related to the operation of  Real Estate Promotions,  a sole proprietorship operated by the Selling Shareholder (the “Sole Proprietorship”) have been transferred to Real Estate Promotional Services, Inc.   The Selling Shareholder on the request of Catalyst,  shall at any time following the Closing Date and without the payment of additional consideration execute any and all documents required to transfer any assets previously owned by the Selling Shareholder in connection with the operations of  the Sole Proprietorship.

The Company possesses, and has good and marketable title of all property necessary for the continued operation of the business of Company as presently conducted and as represented to Catalyst.  All such property is used in the business of Company.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Company is owned by Company free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as set forth herein:

There are no outstanding agreements or options to acquire or purchase the Company project, or any interest in or any portion thereof and no person, firm or corporation has any proprietary or possessory or royalty interest in Company other than Company

All assets are owned free and clear of all Liens, defects in title and third party interests other.

3.18	Intellectual Property

(a)	Intellectual Property Assets

Company owns or holds an interest in all intellectual property assets necessary for the operation of the business of Company as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(1)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(2)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(3)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(4)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Company as licensee or licensor (collectively, the “Trade Secrets”).

(b)	Intellectual Property and Know-How Necessary for the Business

Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets.  All former and current employees and contractors of Company have executed written contracts, agreements or other undertakings with Company that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Company.  No employee, director, officer or shareholder of Company owns directly or indirectly in whole or in part, any Intellectual Property Asset which Company is presently using or which is necessary for the conduct of its business.  To the best knowledge of Company, no employee or contractor of Company has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Company.

Patents

Company does not hold any right, title or interest in and to any Patent and Company has not filed any patent application with any third party.  To the best knowledge of Company, none of the products manufactured and sold, nor any process or know-how used, by Company infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

Trademarks

Company does not hold any right, title or interest in and to any Mark and Company has not registered or filed any application to register any Mark with any third party.  To the best knowledge of Company, none of the Marks, if any, used by Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

Copyrights

If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the best knowledge of Company, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

Trade Secrets

Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  Company has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Company, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Company.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19	Insurance

The assets owned by Company are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices.  All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Company, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.20	Employees and Consultants

All employees and consultants of Company have been paid all salaries, wages, income and any other sum due and owing to them by Company, as at the end of the most recent completed pay period.  Company is not aware of any labor conflict with any employees that might reasonably be expected to have a Company Material Adverse Effect.  To the best knowledge of Company, no employee of Company is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Company or any other nature of the business conducted or to be conducted by Company.

At the Closing,  the Company shall not be required to retain any current employees and all outstanding employment obligations or any agreements with consultants may be terminated at closing.

3.20	Real Property

Company does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Company is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Company pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21	Material Contracts and Transactions

Each Contract to which the Company is bound  is in full force and effect, and there exists no material breach or violation of or default by Company under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Company.  The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22	Certain Transactions

Company is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23	Completeness of Disclosure

No representation or warranty by Company or any Selling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Catalyst pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

3.24         Resale Restrictions and Investment Intent.

The Selling Shareholders acknowledge and agree that the Convertible Debenture to be issued by Catalyst and any Catalyst Shares to be issued on the conversion of the Convertible Debenture are being issued for investment purposes only pursuant to an exemption from the prospectus and registration requirements of the Securities Act.  As required by applicable securities law, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the Catalyst Convertible Debenture or the shares of Common Stock to be issued upon the conversion of the Convertible Debenture will be endorsed with a restrictive legend similar in form and substance to the following:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

4.	REPRESENTATIONS AND WARRANTIES OF CATALYST

As of the Closing, Catalyst represent and warrant to Company and the Selling Shareholders and acknowledge that Company and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Company or the Selling Shareholders, as follows:

4.1	Organization and Good Standing

Catalyst is a corporation  duly incorporated, organized, validly existing and in good standing under the laws of the state of Delaware.  Catalyst  has all requisite corporate   authority to own, lease and to carry on its business as now being conducted.

4.2	Authority

Catalyst  has  all requisite corporate Company and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Catalyst Documents”) to be signed by each and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of the Catalyst Documents by each  and the consummation by each of the transactions contemplated hereby have been duly authorized by   board of directors and no other corporate or shareholder proceedings on the part of either corporation  is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Catalyst Documents when executed and delivered by Catalyst  as contemplated by this Agreement will be, duly executed and delivered by Catalyst and this Agreement is, and the other Catalyst Documents when executed and delivered by Catalyst,  as contemplated hereby will be, valid and binding obligations of Catalyst enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3	Capitalization of Catalyst

As of the date of this Agreement and as of the Closing Date, all of the issued and outstanding shares of Catalyst  will be duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

4.4	Corporate books and records

The corporate records of Catalyst, as required to be maintained by it pursuant to the laws of the State of  Delaware,  are accurate, complete and current in all material respects, and the minute book of Catalyst is, in all material respects, correct and contains all material records required by the law of the State of Delaware in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Catalyst.

4.5	Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(A)  conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or   both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Catalyst under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Catalyst or any of its material property or assets;

(B) violate any provision of the applicable incorporation or charter documents of Catalyst; or

(C)  violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Catalyst or any of its material property or assets.

4.6	Actions and Proceedings

To the best knowledge of Catalyst, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Catalyst, threatened against Catalyst which involves any of the business, or the properties or assets of Catalyst that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Catalyst taken as a whole (a “Catalyst Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Catalyst Material Adverse Effect.

4.7	Compliance

(A)
To the best knowledge of Catalyst, Catalyst is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Catalyst;

(B)
To the best knowledge of Catalyst, Catalyst is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Catalyst Material Adverse Effect; and

(C)
Catalyst has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Catalyst has not received any notice of any violation thereof, nor is Catalyst aware of any valid basis therefore.

4.8	Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Catalyst of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.09	SEC Filings

Catalyst has furnished or made available to Company and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Catalyst with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Catalyst SEC Documents”). As of their respective dates, the Catalyst SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Catalyst SEC Documents.  Financial Representations

Included with the Catalyst SEC Documents are true, correct, and complete copies of the financial statements of Catalyst  (the “Catalyst Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Catalyst Financial Statements”).  The Catalyst Financial Statements:

(a) are in accordance with the books and records of Catalyst;

(b) present fairly the financial condition of Catalyst as of the respective dates indicated and the results of operations for such periods; and

(c)  have been prepared in accordance with GAAP.

Catalyst has not received any advice or notification from its independent certified public accountants that Catalyst has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Catalyst Financial Statements or the books and records of Catalyst, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Catalyst accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Catalyst.  Catalyst has not engaged in any transaction, maintained any bank account, or used any funds of Catalyst, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Catalyst.

4.11	Absence of Undisclosed Liabilities

 As of the date of the financial statements, Catalyst has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

           (A) are not set forth in the Catalyst Financial Statements or have not heretofore been paid or discharged;

           (B) did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Company;

           (C) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Catalyst Financial Statements; or

           (D) have any material affect on the operations of the Company.

4.12	Tax Matters

As of the date hereof:

            (A) Catalyst has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

            (B) All such returns are true and correct in all material respects;

            (C) Catalyst has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

            (D) Catalyst is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

            (E)  All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

            (F) To the best knowledge of Catalyst, the Catalyst Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Catalyst for the accounting period ended on the Catalyst Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Catalyst Accounting Date or for any profit earned by Catalyst on or prior to the Catalyst Accounting Date or for which Catalyst is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Catalyst Financial Statements.

4.13	Personal Property

There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Catalyst, except as disclosed in the Catalyst SEC Documents.

5.	CLOSING CONDITIONS

5.1	Conditions Precedent to Closing by Catalyst

The obligation of Catalyst to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth herein on a date mutually agreed upon by the parties hereto in writing.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Catalyst and may be waived by Catalyst in its sole discretion.

(a)   Representations and Warranties

The representations and warranties of Company and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Company will have delivered to Catalyst a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Company in this Agreement are true and correct.

(b)	Performance

All of the covenants and obligations that Company and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)	Transaction Documents

This Agreement, the Company Documents, the Company Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Catalyst, will have been executed and delivered to Catalyst.

(d) Third Party Consents

Catalyst will have received from Company duly executed copies of any required  third-party consents, permits, authorizations and approvals of any public, regulatory  or governmental body or authority or person or entity contemplated by this Agreement (if any), in the form and substance reasonably satisfactory to Catalyst.

(e) No Material Adverse Change

No Company Material Adverse Effect will have occurred since the date of this Agreement.

(f) No Action

(1)	No suit, action, or proceeding will be pending or threatened which would:

(2)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(3)	cause the Transaction to be rescinded following consummation.

(g) Delivery of Financial Statements

Company will have delivered to Catalyst the Company Financial Statements within the time frame prescribed by this Agreement, which will include the  audited financial statements as required by the Securities and Exchange Commission in connection with the closing of this transaction.  The financial statements shall be prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(h) Due Diligence Review of Financial Statements

Catalyst and its accountants will be reasonably satisfied with their due diligence investigation and review of the Company Financial Statements.

5.2	Conditions Precedent to Closing by Company

The obligation of Company and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Company and the Selling Shareholders and may be waived by Company and the Selling Shareholders in their discretion.

(a) Representations and Warranties

The representations and warranties of Catalyst set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Catalyst will have delivered to Company a certificate dated the Closing Date, to the effect that the representations and warranties made by Catalyst in this Agreement are true and correct.

(b) Performance

All of the covenants and obligations that Catalyst are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  Catalyst must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c) Transaction Documents

This Agreement, the Catalyst Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Company, will have been executed and delivered by Catalyst.

    (d)  No Material Adverse Change

No Catalyst Material Adverse Effect will have occurred since the date of this Agreement.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1	Notification of Financial Liabilities

Company will immediately notify Catalyst  if Company receives any advice or notification from its independent certified public accounts that Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Company, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2          Access and Investigation

Between the date of this Agreement and the Closing Date, Company, on the one hand, and Catalyst, on the other hand, will, and will cause each of their respective representatives to:

(1) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(2) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(3) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.3	Confidentiality

All information regarding the business of Company including, without limitation, financial information that Company provides to Catalyst during the Catalyst due diligence investigation of Company will be kept in strict confidence by Catalyst and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Catalyst or disclosed to any third party (other than the Catalyst professional accounting and legal advisors) without the prior written consent of Company.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Company, Catalyst will immediately return to Company (or as directed by Company) any information received regarding Company’s business.  Likewise, all information regarding the business of Catalyst including, without limitation, financial information that Catalyst provides to Company during its due diligence investigation of Catalyst will be kept in strict confidence by Company and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Company or disclosed to any third party (other than Company’s professional accounting and legal advisors) without the prior written consent of Catalyst.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Catalyst, Company will immediately return to Catalyst (or as directed by Catalyst) any information received regarding Catalyst’s business.

6.4	Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5	Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Company and Catalyst will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Company or Catalyst, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6	Conduct of Company and Catalyst Business Prior to Closing

From the date of this Agreement to the Closing Date, and except to the extent that Catalyst otherwise consents in writing, Company will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Company otherwise consents in writing, Catalyst will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

Notwithstanding anything else contained herein to the contrary,  in the event that the transaction does not close,  neither the Company nor Catalyst  nor any officer or director of each,  shall be liable to the other for any action taken prior to Closing.

6.7	Certain Acts Prohibited – Company

Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Company will not, without the prior written consent of Catalyst:

(1)	amend its Articles of Incorporation or other incorporation documents;

(2)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Company except in the ordinary course of business;

(3)	dispose of or contract to dispose of any Company property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(4)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Company Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(5)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Company Common Stock, or

(6)	split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock; or

(7)
not materially increase benefits or compensation expenses of Company, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8	Certain Acts Prohibited – Catalyst

Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Catalyst will not, without the prior written consent of Company:

(1)	dispose of or contract to dispose of any Catalyst property or assets except in the ordinary course of business consistent with past practice;

(2)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Catalyst Common Stock; or

(3)
materially increase benefits or compensation expenses of Catalyst, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9	Public Announcements

Catalyst and Company each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required by the disclosure obligation imposed on Catalyst or Company or their respective affiliates under rules or regulations of any stock exchange or laws of any jurisdiction.

7.	CLOSING

7.1	The Closing shall take place on the Closing Date at the offices of Catalyst or at such other location as agreed to by the parties.

7.2	Closing Deliveries of Company and the Selling Shareholders

(1)	At Closing, Company and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Catalyst:

(2)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Company evidencing approval of this Agreement and the Transaction;

(3)
if any of the Selling Shareholders appoint any person, by Company of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding Company of attorney or equivalent from such Selling Shareholder;

(4)	share certificates representing the Company Shares if such have been issued;

(5)	certificates and other documents required by this Agreement; and

(6)	the Company Documents, the Company Financial Statements and any other necessary documents, each duly executed by Company, as required to give effect to the Transaction.

7.3	Closing Deliveries of Catalyst

At Closing, Catalyst will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Company:

(1)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Catalyst evidencing approval of this Agreement and the Transaction;

(2)	the Convertible Debenture

8.	TERMINATION

8.1	Termination

This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

        (A)   mutual agreement of Catalyst and Company;

        (B) Catalyst, if there has been a material breach by Company or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Company or the Selling Shareholders that is not cured, to the reasonable satisfaction of Catalyst, within ten business days after notice of such breach is given by Catalyst (except that no cure period will be provided for a breach by Company or the Selling Shareholders that by its nature cannot be cured);

       (C) Company, if there has been a material breach by Catalyst of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Catalyst that is not cured by the breaching party, to the reasonable satisfaction of Company, within ten business days after notice of such breach is given by Company (except that no cure period will be provided for a breach by Catalyst that by its nature cannot be cured); or

       (D) Catalyst or Company if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2	Effect of Termination

In the event of the termination of this Agreement,  , this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	INDEMNIFICATION, REMEDIES, SURVIVAL

9.1	Certain Definitions

For the purposes of this Article 9 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Catalyst or Company including damages for lost profits or lost business opportunities.

9.2	Agreement of Company to Indemnify

Company will indemnify, defend, and hold harmless, to the full extent of the law, Catalyst and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Catalyst and its shareholders by reason of, resulting from, based upon or arising out of:

(A)
the breach by Company of any representation or warranty of Company contained in or made pursuant to this Agreement, any Company Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)
the breach or partial breach by Company of any covenant or agreement of Company made in or pursuant to this Agreement, any Company Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3	Agreement of the Selling Shareholders to Indemnify and Right of Set-Off

The Selling Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, Catalyst and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Catalyst and its shareholders by reason of, resulting from, based upon or arising out of:

(A)	any breach by the Selling Shareholders of this Agreement; or

(B)
any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Questionnaires executed by each Selling Shareholder as part of the share exchange procedure detailed in  this Agreement.

(C)           to the extent of any breach of the warranties and representations contained herein and by way of inclusion and not exclusion,  Catalyst in its sole and absolute discretion may offset  any amounts due the Selling Shareholders pursuant to the Convertible Debenture Agreement.   On notice from Catalyst to the selling shareholders,  the amount of any liability shall be immediately offset against any amounts due under the Convertible  Debenture.    Notwithstanding the foregoing,  in the event that it is determined that there is no liability or case of action for breach,  then in that event the full amount of the Convertible Debenture shall be due the Selling Shareholders

(D)           if following issuance of the Catalyst shares of common stock it is determined that there is a breach of this agreement,  in addition to other remedies set forth herein,  Catalyst may instruct the Company’s transfer agent to place a stop transfer legend or notice on the Common Stock.  No bond or other security shall be required for the placement of a stop transfer order.

9.4	Agreement of Catalyst to Indemnify

Catalyst will indemnify, defend, and hold harmless, to the full extent of the law, Company and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Company and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(A) the breach by Catalyst of any representation or warranty of Catalyst contained in or made pursuant to this Agreement, any Catalyst Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B) the breach or partial breach by Catalyst of any covenant or agreement of Catalyst made in or pursuant to this Agreement, any Catalyst Document or any certificate or other instrument delivered pursuant to this Agreement.

10.	MISCELLANEOUS PROVISIONS

10.1	Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

10.2	Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3	Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4	Expenses

Each party  will bear their own costs and expenses in connection with the execution of this Agreement.  Payment for delivery of  the audited financial statements will be the responsibility of the Seller unless agreed to the contrary  in writing by all parties

10.5	Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6	Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at their then place of business or residence.  Each party undertakes to provide each of the other parties notice of any address.

All such notices and other communications will be deemed to have been received:

in the case of personal delivery, on the date of such delivery;

in the case of a fax or electronic mail, on the date of such delivery;

in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

in the case of mailing, on the fifth business day following mailing.

10.7	Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8	Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9	Assignment

This Agreement or the Convertible Debenture  may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10	Governing Law

Governing Law.  This Debenture shall be governed by, and construed in accordance with, the laws of the State of Delaware  (without giving effect to conflicts of laws principles).  With respect to any suit, action or proceedings relating to this Debenture, the Company irrevocably submits to the exclusive jurisdiction of the courts of located in San Jose, California, and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Debenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

10.11	Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12	Gender

All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13	Business Days

If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14	Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15	Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16	Schedules and Exhibits

The schedules and exhibits are attached to this Agreement and incorporated herein.

THE COMPANY AND THE SELLING SHAREHOLDER WARRANT AND REPRESENT THAT EACH HAS HAD THIS AGREEEMENT REVIEWED BY LEGAL COUNSEL AND/OR HAD THE OPPORTUNITY TO DISCUSS THE TERMS AND CONDITIONS WITH LEGAL COUNSEL OR A PROFESSIONAL ADVSISOR.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Catalyst Group Holding Incorporated

By:           /s/ Kenneth Green
Authorized Signatory
By: Kenneth Green, president

Real Estate Promotional Services, Inc.

By:             /s/ Jeff Crowe
  By:  Jeff Crowe, president

Selling Shareholder

/s/ Jeff Crowe
Jeff Crowe

Schedule 1	List of Shareholders

Name	No. of Shares

Jeff Crowe	100

No other shareholders or outstanding shares

Schedule 2.                      Financial Statements

Schedule 3.                      Form of Convertible Debenture

CONVERTIBLE DEBENTURE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

FORM OF CONVERTIBLE DEBENTURE

Company: Catalyst Group Holdings Corp.
Company Address: 1739 Creekstone Circle, San Jose, California  95133
Closing Date:  As set forth in the Purchase and Share Exchange Agreement
Maturity Date: Six month anniversary of the Closing Date.
Principal Amount: $250,000
Interest Rate:  10% per annum payable in full on the Maturity Date
Conversion Ratio:  one (1) share of common stock for every $1.00 of Debt
Holder: Rep’s Web

Catalyst Group Holdings Corp.,  a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets or otherwise  (the “Company”), for value received, hereby promises to pay to the Holder (as such term is hereinafter defined), or such other Person (as such term is hereinafter defined) upon order of the Holder, on the Maturity Date, the Principal Amount (as such term is hereinafter defined), as such sum may be adjusted pursuant to this Convertible Debenture, and to pay interest thereon from the Closing Date, at the rate of ten  percent (10.0%) per annum (the “Debenture Interest Rate”), until the Principal Amount of this Debenture has been paid in full.  All interest payable on the Principal Amount of this Debenture shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Payment of  principal or interest  or both of  this Debenture shall be in cash or, at the option of the Company, in shares of Common Stock of the Company valued at the then applicable Conversion Price (as defined herein).

DEFINITIONS

                SECTION 1.2          Definitions.  The terms defined in this Article whenever used in this Debenture have the following respective meanings:

(i) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(ii) “Bankruptcy Code” means the United States Bankruptcy Code of 1986, as amended (11 U.S.C. §§ 101 et. seq.).

(iii) “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

(iv) “Capital Shares” means the Common Stock and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

(v) “Common Shares” or “Common Stock” means shares of the Company’s Common Stock.

(vi) “Common Stock Issued at Conversion”, when used with reference to the securities deliverable upon conversion of this Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which this Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

(vii) “Conversion” or “conversion” means the repayment by the Company of the Principal Amount of this Debenture by the delivery of Common Stock on the terms provided in Section 3,  and “convert,” “converted,” “convertible” and like words shall have a corresponding meaning.

(viii) “Conversion Date” means any day on which all or any portion of the Principal Amount of this Debenture is converted in accordance with the provisions hereof.

(ix) “Conversion Notice” means a written notice of conversion substantially in the form annexed hereto as Exhibit A.

(x) “Conversion Ratio” on any date of determination means the applicable ratio f for the conversion of this Debenture into Common Shares on such day as set forth in Section 3.

(xi) Debenture” or “Debentures” means this Convertible Debenture of the Company or such other convertible debenture(s) exchanged therefor as provided in Section 2.1.

(xii) “Event of Default” has the meaning set forth in Section 6.1.

(xiii) “Holder” means the person or entity to which this Debenture is issued, any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

(xiv) “Maximum Rate” has the meaning set forth in Section 6.4.

(xv) “Outstanding” when used with reference to Common Shares or Capital Shares (collectively, “Shares”) means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Company or any Subsidiary of the Company shall not be deemed “Outstanding” for purposes hereof.

(xvi) “Person” means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

(xvii) “Principal Amount” means, for any date of calculation, the principal sum set forth in the first paragraph of this Debenture.

(xviii) “SEC” means the United States Securities and Exchange Commission.

(xix) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

(xx) “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

All references to “cash” or “$” herein means currency of the United States of America.

ARTICLE 2

EXCHANGES, TRANSFER AND REPAYMENT

SECTION 2.1                                           Registration of Transfer of Debentures. This Debenture, when presented for registration of transfer, shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing.

SECTION 2.2                                           Loss, Theft, Destruction of Debenture.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid Principal Amount dated as of the date hereof.  This Debenture shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

SECTION 2.3                                           Who Deemed Absolute Owner.  The Company may deem the Person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the Principal Amount of this Debenture, for the conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary.  All such payments and such conversions shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion or conversions so made.

SECTION 2.4                                          Repayment at Maturity.  At the Maturity Date, the Company, in its sole and absolute discretion  may either repay the outstanding Principal Amount of this Debenture in whole  or in part in cash, together with all accrued and unpaid interest thereon, in cash, to the Maturity Date or, shall convert the outstanding Principal Amount of this Debenture and accrued and unpaid interest thereon, into common stock at the Conversion Ratio as calculated pursuant to this Agreement.

ARTICLE 3

CONVERSION OF DEBENTURE

SECTION 3.1                                           Conversion; Conversion Ratio; Valuation Event.  At the option of the Company, this Debenture may be converted, either in whole or in part, up to the full Principal Amount plus accrued interest  hereof into Common Shares at any time and from time to time on any Business Day, subject to compliance with Section 3.2. The number of Common Shares into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted multiplied by one (1)  the “Conversion Ratio”.  In the event of any recapitalization or reorganization, the Conversion Ratio shall be adjusted accordingly.

SECTION 3.2                                           Exercise of Conversion Privilege.  (a) Conversion of this Debenture may be exercised on any Business Day by the Company or the Holder by telecopying an executed and completed Conversion Notice to the Holder (the “Conversion Date”).  The Company shall convert this Debenture and issue the Common Stock Issued at Conversion in the manner provided below in this Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice.  The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five(5) Business Days after either party’s  delivery of such Conversion Notice, the Company shall (i) issue the Common Stock Issued at Conversion in accordance with the provisions of this Article 3 and (ii) cause to be mailed for delivery by overnight courier a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, and cash, as provided in Section 3.3, as applicable, representing the amount of accrued and unpaid interest on this Debenture as of the Conversion Date if paid in cash.  Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates, and at such time the rights of the Holder of this Debenture, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.  The Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription to surrender this Debenture and to release the Company from all liability thereon (except if and to the extent that any Principal Amount thereof remains unconverted).  No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

SECTION 3.3                                           Fractional Shares.  No fractional Common Shares or scrip representing fractional Common Shares shall be delivered upon conversion of this Debenture.  Instead of any fractional Common Shares which otherwise would be delivered upon conversion of this Debenture, the Company shall round up to the next whole share.  No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

SECTION 3.4                                           Adjustments.  The Conversion Ratio  and the number of shares deliverable upon conversion of this Debenture are subject to adjustment from time to time as follows:

(i) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity (where the Company is not the survivor  (each, a “Fundamental Corporate Change”)  the Conversion Ratio shall be adjusted to reflect the Fundamental Corporate Change.

SECTION 3.5                                           Surrender of Debentures.  Upon any redemption of this Debenture or upon maturity, the Holder shall either deliver this Debenture by hand to the Company at its principal executive offices or surrender the same to the Company at such address by nationally recognized overnight courier.  Payment of the redemption price or the amount due on maturity shall be made by the Company to the Holder against receipt of this Debenture (unless converted and paid in common stock) by wire transfer of immediately available funds to such account(s) as the Holder shall specify by written notice to the Company (if the Company has not elected to pay this debenture with shares of its Common Stock.

ARTICLE 4

STATUS;   RESTRICTIONS ON TRANSFER

SECTION 4.1                                           Status of Debenture.  This Debenture constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally.

SECTION 4.2                                           Restrictions on Transfer.  This Debenture, and any Common Shares deliverable upon the conversion hereof, have not been registered under the Securities Act.  The Holder by accepting this Debenture agrees that this Debenture and the shares of Common Stock to be acquired as interest on and upon conversion of this Debenture may not be assigned or otherwise transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Debenture or such shares may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to this Debenture or such shares has been filed by the Company and declared effective by the SEC.

Each certificate for shares of Common Stock deliverable hereunder shall bear a legend as follows unless and until such securities have been sold pursuant to an effective registration statement under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act in respect of which the issuer of this certificate has received an opinion of counsel satisfactory to the issuer of this certificate to such effect.  Copies of the agreement covering both the purchase of the securities and restrictions on their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the issuer of this certificate at the principal executive offices of the issuer of this certificate.”

ARTICLE V.

COVENANTS

SECTION 5.1                                           Inspection of Property, Books and Records.  So long as this Debenture shall be outstanding, the Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder’s expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

ARTICLE VI.

EVENTS OF DEFAULT; REMEDIES

SECTION 6.1                                           Events of Default.  “Event of Default” wherever used herein means any one of the following events:

A.The Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, such default shall continue for ten (10) Business Days after the date such payment was due, or the Company shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under this Debenture, and such default shall continue for a period of ten (10) Business Days after the delivery to the Company of written notice that the Company is in default hereunder or thereunder;

B.Any of the representations or warranties made by the Company herein, shall be false or misleading in a material respect on the Closing Date;

C (i).The Company or any Subsidiary admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (ii.) institutes or has instituted against it any proceeding seeking  to adjudicate it a bankrupt or insolvent, (iii.) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors or (iv) the entry of an order for relief or the appointment of a receiver, trustee or other similar person for it or for any substantial part of its properties and assets, and in the case of any such official proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of sixty (60) calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs or (v) takes any corporate action to authorize any of the above actions;

D.The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of sixty (60) calendar days;

E.The institution by the Company  of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action;

F.A final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of thirty (30) days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds One Hundred Thousand Dollars ($100,000);

G.It becomes unlawful for the Company to perform or comply with its obligations under this Debenture in any respect;

SECTION 6.2                                           Acceleration of Maturity; Rescission and Annulment.  If an Event of Default occurs and is continuing, then and in every such case the Holder may, by a notice in writing to the Company, rescind any outstanding Conversion Notice and declare that all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration this Debenture shall become immediately due and payable in cash together with all accrued and unpaid interest thereon.

SECTION 6.3                                           Maximum Interest Rate.                                           Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the “Maximum Rate”), the rate of interest applicable to this Debenture shall be limited to the Maximum Rate.  To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Note could give rise to or result in any actual or potential violation of any applicable usury laws.

SECTION 6.4                                           Remedies Not Waived.  No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

SECTION 6.5                                            Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture, that the Holder shall be entitled to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.1                                           Notice of Certain Events.  In the case of the occurrence of any event described in Section 3.4 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company’s security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days’ notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of (y) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

SECTION 7.2                                           Withholding.  To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

SECTION 7.3                                           Transmittal of Notices.  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier to the Company at its principal place of business or to the Holder as indicated on the Subscription Agreement.

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.4.

SECTION 7.4                                           Attorneys’ Fees.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Debenture, or any judgment based on this Debenture, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

SECTION 7.5                                           Governing Law.  This Debenture shall be governed by, and construed in accordance with, the laws of the State of Delaware  (without giving effect to conflicts of laws principles).  With respect to any suit, action or proceedings relating to this Debenture, the Company irrevocably submits to the exclusive jurisdiction of the courts of located in San Jose, California, and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Debenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

SECTION 7.6                                           Waiver of Jury Trial. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Debenture or any other document or any dealings between them relating to the subject matter of this Debenture and other documents.  Each party hereto (i) certifies that neither of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Debenture by, among other things, the mutual waivers and certifications herein.

SECTION 7.7                                           Headings.  The headings of the Articles and Sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

SECTION 7.8                                           Payment Dates.  Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

SECTION 7.9                                            Binding Effect.  Each Holder by accepting this Debenture agrees to be bound by and comply with the terms and provisions of this Debenture.

SECTION 7.10                                          No Stockholder Rights.  Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

SECTION 7.11                                          Facsimile Execution.    Facsimile execution shall be deemed originals.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer on the date of this Debenture.

Rep’s Web

                                                                                Jeff Crowe

Catalyst Group Holdings Corp.

Title: _________________________________

EXHIBIT A

DEBENTURE CONVERSION NOTICE

TO:           HOLDER

Catalyst Group Holdings Corp. (the “Company”) hereby irrevocably exercises its option to convert $__________ Principal Amount and $______________ Interest of the Debenture into shares of Common Stock in accordance with the terms of the Debenture.  The Common Stock and certificates therefor deliverable upon conversion, the Debenture reissued in the Principal Amount not being surrendered for conversion hereby, [the check or shares of Common Stock in payment of the accrued and unpaid interest thereon to the date of this Notice,] shall be registered in the name of and/or delivered to the name set forth below unless a different name has been provided to the Company.  All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.  The conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the Holder of the Principal Amount of the Debenture set forth above shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

Date and time:

______________________________

By: ___________________________

Title: _________________________

Fill in for registration of Debenture:

Please print name and address

(including ZIP code number):

______________________________

EXHIBIT A-1

DEBENTURE CONVERSION NOTICE

TO:           Catalyst Group Holdings Corp. (the “Company”)

____________ (the “Holder ”) hereby irrevocably exercises its option to convert $__________ Principal Amount and $______________ Interest of the Debenture into shares of Common Stock in accordance with the terms of the Debenture.  The Common Stock and certificates therefor deliverable upon conversion, the Debenture reissued in the Principal Amount not being surrendered for conversion hereby, [the check or shares of Common Stock in payment of the accrued and unpaid interest thereon to the date of this Notice,] shall be registered in the name of and/or delivered to the name set forth below unless a different name has been provided to the Company.  All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.  The conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the Holder of the Principal Amount of the Debenture set forth above shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

Date and time:  __________________

______________________________

By: ___________________________

Title: _________________________

Fill in for registration of Debenture:

Please print name and address

(including ZIP code number):

______________________________